UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2006

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16335

DE	73-1599053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Williams Center, Tulsa, OK 74172
(Address of principal executive offices, including zip code)

(918) 574-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The board of directors of Magellan GP, LLC, the general partner of Magellan Midstream Partners, L.P. (the "Partnership"), adopted the Seventh Amended and Restated Magellan Midstream Partners Long-Term Incentive Plan effective October 26, 2006. The primary modification to the plan was to remove the ability to grant unit options. A copy of the plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2006, Jim H. Derryberry resigned from the Board of Directors and Compensation Committee of Magellan GP, LLC. Mr. Derryberry was a non-management director recommended by Carlyle/Riverstone MLP Holdings, L.P. Carlyle/Riverstone has recommended a replacement candidate for the Board's consideration.

Item 8.01.    Other Events

Effective October 20, 2006, Jay A. Wiese, Vice President of Terminal Services and Development, left to pursue other interests, ending a 24-year career supporting the Partnership's assets. Mr. Wiese joined Williams Pipeline in 1982 as a planning analyst and worked his way up to Managing Director of Terminal Services and Commercial Development for a subsidiary of Williams in 2000. He served as Vice President, Terminal Services and Development, for Magellan since January of 2001.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 - Seventh Amended and Restated Magellan Midstream Partners Long-Term Incentive Plan effective October 26, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

Date: October 27, 2006	By:	/s/ Suzanne H. Costin
Suzanne H. Costin
Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Seventh Amended and Restated Magellan Midstream Partners Long-Term Incentive Plan effective 10-26-2006